Exhibit 4.99

DECLARATION OF TRUST

OF

VESEY STREET INVESTMENT TRUST I

THIS DECLARATION OF TRUST is made as of February 10, 2012 (the “Declaration”), by and among The Goldman Sachs Group, Inc., a Delaware corporation, as sponsor (the “Sponsor”), BNY Mellon Trust of Delaware, as trustee (the “Delaware Trustee”), Ellis J. Whipple, an individual as trustee, Rajashree Datta, an individual as trustee, and Steven Bunson, an individual as trustee, each of whose address is c/o The Goldman Sachs Group Inc., 200 West Street, New York, NY 10282 (each, an “Administrative Trustee,” and collectively, the “Administrative Trustees”). The Sponsor, the Delaware Trustee and the Administrative Trustees hereby agree as follows:

1. The trust created hereby shall be known as Vesey Street Investment Trust I (the “Trust”), in which name the Delaware Trustee, the Administrative Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount constitutes the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Delaware Trustee and the Administrative Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3. The Sponsor, the Delaware Trustee and the Administrative Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the securities of the Trust referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except, as the Sponsor or any Administrative Trustee shall determine, otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4. Each of the Sponsor, as sponsor of the Trust, and any of the Administrative Trustees acting singly is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement, including all pre-effective and post-effective amendments thereto or post-effective amendments to an existing Registration Statement (the “1933 Act Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the “1934 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration of the securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange, Inc. or other exchange, or the National Association of Securities Dealers, Inc. (“NASD”), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the securities of the Trust to be listed on the New York Stock Exchange, Inc. or such other exchange, or the NASD’s Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the securities of the Trust under the securities or “Blue Sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the securities of the Trust; (vi) to execute, deliver and perform on behalf of the Trust a note purchase agreement with either Goldman Sachs Capital II or Goldman Sachs Capital III for the purchase of junior subordinated notes issued by The Goldman Sachs Group, Inc.; (vii) to execute, deliver and perform on behalf of the Trust an agreement with The Depository Trust Company, as the initial clearing agency for the securities of the Trust; (viii) to apply for a taxpayer identification number for the Trust; (ix) to take any action incidental to the foregoing as the Sponsor or any Administrative Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Declaration; and (x) to take all other actions incident and reasonably related to the performance of its obligations hereunder which are not specifically provided for in this Section.

In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, NASD, or state securities or “Blue Sky” laws to be executed on behalf of the Trust by a trustee, the Delaware Trustee, in its capacity as trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, NASD, or state securities or “Blue Sky” laws.

5. This Declaration may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6. The number of trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior notice to the Sponsor.

7. The Sponsor agrees: (1) to reimburse the Delaware Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and (2) to indemnify the Delaware Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes imposed on the income of the Delaware Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 7 shall survive the termination of this Declaration.

8. The Trust may be dissolved and terminated before the issuance of the securities of the Trust at the election of the Sponsor.

9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

10. If the Trust does not issue securities within five years of the date of this Declaration, this Declaration will terminate.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

THE GOLDMAN SACHS GROUP, INC., as Sponsor

By:	/s/ Ellis J. Whipple
Name:	Ellis J. Whipple
Title:	Assistant Treasurer

BNY MELLON TRUST OF DELAWARE, as trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

/s/ Ellis J. Whipple
Ellis J. Whipple, as trustee

/s/ Rajashree Datta
Rajashree Datta, as trustee

/s/ Steven Bunson
Steven Bunson, as trustee